UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2019

EACO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Loop, Anaheim, California 92807

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (714) 876-2490

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EACO	OTCQB

Item 5.07	Submission of Matters to a Vote of Security Holders.

EACO Corporation (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on May 15, 2019. The total number of shares of the Company’s common stock represented in person or by proxy at the Annual Meeting was 4,858,396 shares, or 99.9% of the outstanding shares as of the record date for the meeting. At the Annual Meeting, the Company’s shareholders: (i) elected the four directors referenced below to the Company’s Board of Directors; (ii) ratified the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2019; (iii) approved the compensation of the Company’s named executive officers; and (iv) approved “three years” as the frequency of conducting advisory votes on the compensation of named executives, each as more fully described below.

The voting results were as follows:

Proposal One: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Stephen Catanzaro	4,780,596	550	77,250
Glen F. Ceiley	4,780,502	644	77,250
Jay Conzen	4,780,520	626	77,250
William L. Means	4,780,594	552	77,250

Proposal Two: Ratification of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2019

For	Against	Abstain	Broker Non-Votes
4,857,936	42	418	Not Applicable

Proposal Three: Approve, by advisory vote, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
4,778,789	1,539	818	77,250

Proposal Four: Approve, by advisory vote, the frequency of conducting advisory votes on the compensation of named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
24,265	28	4,736,458	20,395	77,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2019	EACO CORPORATION

By: /S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer